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                                                                   Exhibit 99.12



                                   DETACH HERE

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - ____ __, 2005

The undersigned stockholder of ELECTRONICS BOUTIQUE HOLDINGS CORP. ("Electronics Boutique"), revoking all previous proxies, hereby constitutes and appoints James
A. Smith and Daniel J. Kaufman, and each of them acting individually, as the agents and proxies of the undersigned, with full power of substitution in each, for and in the name and stead of the undersigned, to attend the 2005 Annual Meeting of Stockholders of Electronics Boutique to be held on ______, ____ __, 2005 at 11:00 A.M., local time, at Electronics Boutique's executive offices, 931 South Matlack Street, West Chester, Pennsylvania 19382, and to vote all shares of common stock of Electronics Boutique which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the reverse side hereof:

This Proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MERGER, "FOR" THE ADOPTION OF THE GSC HOLDINGS CORP. 2005 INCENTIVE PLAN, "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP. This Proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the 2005 Annual Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF THE 2005 ANNUAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said agents and proxies may do by virtue hereof and hereby confirms that this Proxy shall be valid and may be voted whether or not the stockholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
SIDE                                                                        SIDE
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ELECTRONICS BOUTIQUE HOLDINGS CORP.

C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

                                VOTE-BY-INTERNET
LOG ON TO THE INTERNET AND GO TO HTTP://WWW.EPROXYVOTE.COM/ELBO
[COMPUTER LOGO]

                                       OR

VOTE-BY-TELEPHONE

CALL TOLL-FREE
1-877-PRX-VOTE (1-877-779-8683)
[TELEPHONE LOGO]

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

                                                     FOR     AGAINST     ABSTAIN
1.    To consider and vote upon a proposal to        [ ]       [ ]         [ ]
      adopt the Agreement and Plan of Merger,
      dated as of April 17, 2005, by and among GameStop Corp., GameStop, Inc., GSC
      Holdings Corp., Eagle Subsidiary LLC,
      Cowboy Subsidiary LLC and Electronics
      Boutique Holdings Corp., including the
      transactions contemplated thereby,
      including the EB merger (as defined
      therein), pursuant to which, among other things, separate subsidiaries of Holdco will be merged with and into Electronics
      Boutique Holdings Corp. and GameStop Corp.;


                                                     FOR     AGAINST     ABSTAIN
2.    To consider and vote upon the adoption of      [ ]       [ ]         [ ]
      the GSC Holdings Corp. 2005 Incentive
      Plan;



3. Election of seven (7) directors to serve on the Board of Directors, each to hold office, subject to the provisions of Electronics Boutique's Bylaws, for a term of one year and until their respective successors shall have been duly elected and qualified;

      NOMINEES: (01)

                  FOR                                    WITHHELD
                  ALL      [ ]                   [ ]     FROM ALL
                NOMINEES                                 NOMINEES


[ ]_____________________________________________
FOR, except vote withheld from the above nominee.

                                                     FOR     AGAINST     ABSTAIN
4.    To consider and vote upon a proposal to        [ ]       [ ]         [ ]
      ratify the appointment of KPMG LLP,
      registered independent public accountants, as auditors for Electronics Boutique for the fiscal year ending January 28, 2006; and


5. To transact such other business as may properly come before the 2005 Annual Meeting.

      PLEASE CHECK HERE IF YOU PLAN TO ATTEND
         THE 2005 ANNUAL MEETING IN PERSON                                 [ ]

NOTE: PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Please sign this Proxy exactly as name(s) appear in the address at left. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal. If shares are held by joint tenants or as community property, both stockholders should sign.

Signature:________________________________           Date:_______________

Signature:________________________________           Date:_______________